Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT by and between ChinaCNTV (an entity legally organized under the Law of China) (hereinafter sometimes referred to as "Seller") and CNTVSHOP.com Group Ltd. a Hong Kong registered corporation (hereinafter sometimes referred to as "Buyer").

WHEREAS,  the  management  of Seller and Buyer deem it advisable  for the mutual benefit of Seller and Buyer and their respective shareholders that the exclusive rights to construct and operate the only Shopping Portal under Chinacntv.com as well as the on location franchise stores in China and a membership structure, both designed to support the Shopping Portal (the “Project”) of the Seller be acquired  by Buyer (the "Acquisition"), and have approved this Purchase Agreement and Plan of Acquisition (the "Agreement");

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Acquisition and the method of carrying the same into effect, Seller and Buyer agree as follows:

ARTICLE 1
ACQUISITION

1.
Agreement to Buy and Sell.  Seller agrees to sell and Buyer agrees to buy the exclusive right to construct and operate the only ChinaCNTV Business Community Network Channel within which will consist of the only Shopping Portal allowed within the Chinacntv.com portal as well as the on location franchise stores in China and a membership structure, both designed to support the Shopping Portal (the “Project”).

The Seller would provide all, but not limited to, the following technological and operational support to the Buyer to enhance the operational competitiveness of ChinaCNTV Business community Network Channel:

•      Global IP Video Telecommunication System;
•      Global IP Video On Demand System;
•      Global Point to Point Video Surveillance System;
•      Global Video Conferencing;
•      Global IP Video Stream Broadcasting System;
•      Global Call Center;
•      Online Third Party Payment System;
•      3D Animation Exhibition System;

•      Online Third Party Payment System;
•      IP-VPN Service;
•      GPSONE Service;
•      Terminal for 3G Mobility and other Wireless Connection Services.

2.   The Seller will ensure that the Buyer will be able to operate ChinaCNTV Business Community Network Channel with a Reward oriented Membership system.

3.   The Buyer will launch ChinaCNTV Business Community Network Channel through ChinaCNTV.com on or before Sept. 30, 2010.  The Buyer has right to terminate this Agreement at any time prior to Sept. 30, 2010 without notice and without penalty.  This termination clause is at the option of the Buyer and is subject to the Buyer’s sole discretion.

4.   The Buyer undertakes to promote ChinaCNTV.com worldwide and agrees to ensure that all ChinaCNTV Business Community Network Members will automatically become member of ChinaCNTV.com.

5.   The Buyer agrees to become the agent for ChinaCNTV.com outside of China and will assist ChinaCNTV.com in developing its market globally.

6.   The Buyer will assist ChinaCNTV.com to seek equity funding and technical innovative supports outside of China.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer, represents and warrants to, and agrees with Seller as follows:

1.   Organization and Good Standing.  Buyer is a duly incorporated and validly existing corporation in good standing under the Laws of Seychelles, with all requisite power and authority (corporate and other) to own its properties and conduct business.

2.   Authorization; Binding Agreement.  Buyer  has  the  requisite  power  and authority  to  execute  and  deliver this Agreement and to carry out the  transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer in accordance with its terms.

3.  Litigation.  As of the date hereof, there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of Buyer, threatened against Buyer or to the best of Buyer's knowledge, pending or threatened against any subsidiary company, partnership, employee, consultant, director, officer or shareholder, in his or its capacity as such, before any court or governmental or regulatory authority or body which, if decided adversely, could materially and adversely affect the financial condition, business, prospects or operations of Buyer or its subsidiaries or partnership(s). As of the date hereof, neither Buyer nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Buyer.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER

Seller represents and warrants to and agrees with Buyer as follows:

1.   Organization and Good Standing.  Seller is a duly authorized and validly existing  entity in good standing under the laws of China, with all requisite power and authority  (corporate or other) to own its properties and conduct its businesses.

2.   Authorization; Binding Agreement. Seller has the requisite corporate power and authority to execute and deliver this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes a valid and binding agreement of Seller in accordance with its terms.

3.   Litigation.   As of the date hereof, there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of Seller, threatened against Seller or to the best of Seller's knowledge, pending or threatened against any subsidiary company,   partnership, employee, consultant, director, officer or shareholder, in his or its capacity as such, before any court or governmental or regulatory authority or body which, if decided  adversely, could materially and adversely affect the financial condition, business,  prospects or operations of Seller or its subsidiaries or partnership(s).  As of the date hereof, neither Seller nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Seller.

ARTICLE 4
GENERAL AGREEMENTS

1.   Cooperation.  Each of the parties hereto shall cooperate with the other in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for any party hereto.

2.   Costs.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the sole responsibility of Buyer.

3.   Survival of Representations and Warranties.   All representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this agreement delivered prior to the Closing Date shall survive the consummation of the Acquisition.

4.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted  by fax or telegram or mailed by registered or certified mail, postage prepaid, as follows

(a) If to Seller, to:	ChinaCNTV
106-4 Yongan Road,
Xuanwu District, Beijing
China

(b) If to Buyer, to:	CNTVSHOP.COM GROUP LTD.
10th floor, Hong Kong Trade Center,
160 Des Voeux Rd.,
Hong Kong

The date of any such notice shall be the date hand-delivered or otherwise transmitted or mailed.

5.   Amendment. This Agreement (including the documents and instruments referred to herein or therein) (a) constitutes  the entire  agreement and supersedes all other  prior  agreements  and  understandings,  both  written and oral, between the parties with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies  hereunder, and (c) shall not be  assigned by operation of law or otherwise.  This Agreement may be amended or modified in whole or in part to the extent permitted by California law at any time, by an agreement in writing executed to do so by the Board of Directors of Seller and Buyer.

6.   Waiver.  At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties   hereto, (b) waive any inaccuracies in the representation and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing or waiver signed on behalf of such party.

7.   Brokers.  Seller and Buyer represent and warrant that no broker,  finder or investment  banker is entitled to any brokerage, finder's or other fee or commission in connection with this transaction.

8.   Publicity. So long as this Agreement is in effect, the parties hereto shall not issue or cause the publication of any press release or other announcement with respect to this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed where such release or announcement is required by applicable law.

9.   Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and is enforceable by the respective successors and assigns of the parties hereto.

11.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of China.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the 1st day of October, 2009.

BUYER:
CNTVSHOP.COM GROUP LTD.

By:
/s/ Kenneth Kwan
Authorized Signatory

SELLER:
ChinaCNTV

By:
/s/ GE Changzhong
Authorized Signatory

By:
/s/ Ng Kai Lun
Authorized Signatory